CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Moliris Corp., D/B/A Advantage Packaging., a Florida corporation (the "Company"), on Form 10-QSB for the quarterly period ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Clyde Parks, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Clyde Parks
---------------------------
Clyde Parks
Principal Executive Officer
November 19, 2004


/s/ Clyde Parks
---------------------------
Clyde Parks
Principal Financial Officer
November 19, 2004

[A signed original of this written statement required by Section 906 will be retained by Moliris Corp, D/B/A Advantage Packaging and furnished to the Securities and Exchange Commission or its staff upon request.]